UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2019

NOODLES & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2019, Mr. François Dufresne notified Noodles & Company (the “Company”) of his resignation as a Class II director of the Company, effective immediately.
On the same date, Mr. Scott Dahnke informed us that, after completing his second full term, he would choose not to stand for re-election as a director at our 2019 Annual Meeting of Stockholders.
Messrs. Dufresne and Dahnke’s decisions to resign and not to stand for re-election, respectively, were not the result of any disagreement with the Company on any matter related to its operations, policies or practices.
Mr. Dahnke is affiliated with L Catterton, which owned approximately 14.3% of our common stock as of January 1, 2019; Mr. Dahnke was designated by L Catterton as a director of the Company. Mr. Dufresne is affiliated with the Public Sector Pension Investment Board (“PSP”), a Canadian Crown Corporation. Argentia Private Investments, Inc. (“Argentia”) is a wholly-owned subsidiary of PSP and owned approximately 9.9% of our common stock as of January 1, 2019. L Catterton and Argentia are herein sometimes referred to as our “Equity Sponsors”.
Under the Amended and Restated Stockholders Agreement entered into as of July 2, 2013 among the Equity Sponsors and the Company, each of the Equity Sponsors has the right to designate two nominees for election to our board of directors if it owns 20% or more of our common stock and one nominee if it owns more than 10% but less than 20% of our common stock. An Equity Sponsor owning less than 10% of our common stock does not have the right to designate a nominee for election to our board. During 2018, L Catterton’s percentage ownership of our common stock fell below 20% and Argentia’s percentage ownership fell below 10%. As a result, L Catterton is entitled to designate one nominee, and Argentia is no longer entitled to designate any nominees, for election to our board.
Following the resignation of Mr. Dufresne, Argentia no longer has a designee on our Board of Directors. Mr. Andrew Taub, who in addition to Mr. Dahnke is a designee of L Catterton, continues to serve on our Board of Directors as a Class II director and his term expires in 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Executive Officer

DATE: March 8, 2019